E.I.I. REALTY SECURITIES TRUST

AMENDED AND RESTATED

TRUST INSTRUMENT

Dated as of November 22, 2011

E.I.I. REALTY SECURITIES TRUST

Amended and Restated Trust Instrument (this “Trust Instrument”), made by Warren K. Greene, Joseph Gyourko, Christian A. Lange and Juan M. Meyer (the “Trustees”).

WHEREAS, the initial trustees formed E.I.I. Realty Securities Trust (the “Trust”) as a Delaware statutory trust by the execution of the Trust Instrument of the Trust dated as of December 22, 1997 (the “Initial Trust Instrument”) and the filing of a certificate of trust of the Trust with the Office of the Secretary of State of the State of Delaware on December 23, 1997; and

WHEREAS, the Trustees have determined that it is desirable to amend and restate the Initial Trust Instrument in its entirety pursuant to this Trust Instrument.

NOW THEREFORE, the Trustees declare that all money and property contributed to the trust hereunder shall be held and managed in trust under this Trust Instrument as herein set forth below.

ARTICLE I

NAME AND DEFINITION

Section 1.01 Name. The name of the Trust is “E.I.I. Realty Securities Trust.” The Trustees may, without Shareholder approval, change the name of the Trust or any Series or class thereof and adopt such other name as they deem proper. Any name change of any Series or class shall become effective upon approval by the Trustees of such change or any document (including any registration statement of the Trust) reflecting such change. Any name change of the Trust shall become effective upon the filing of a certificate of amendment under the Delaware Act reflecting such change. Any such action shall have the status of an amendment to this Instrument. In the event of any name change, the Trustees shall cause notice to be given to the affected Shareholders within a reasonable time after the implementation of such change, which notice will be deemed given if the changed name is reflected in the registration statement of the Trust.

Section 1.02 Definitions. Wherever used herein, unless otherwise required by the context or specifically provided:

(a) The “Investment Company Act” means the Investment Company Act of 1940, as amended from time to time. Whenever reference is made hereunder to the Investment Company Act, such references shall be interpreted as including any applicable order or orders of the Commission or any rules or regulations adopted by the Commission thereunder or interpretive releases of the Commission staff;

(b) “Bylaws” means the Bylaws of the Trust as adopted by the Trustees, as amended from time to time;

(c) “Commission” has the meaning given it in the Investment Company Act. In addition, “Affiliated Person,” “Interested Person” and “Principal Underwriter” shall have the respective meanings given them in the Investment Company Act;

(d) “Delaware Act” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, as amended from time to time;

(e) “Net Asset Value” means the net asset value of each Series of the Trust determined in the manner provided in Article IX, Section 9.03 hereof;

(f) “Outstanding Shares” means those Shares shown from time to time in the books of the Trust or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust;

(g) “Series” means a series of Shares of the Trust established in accordance with the provisions of Article II, Section 2.06 hereof;

(h) “Shareholder” means a record owner of Outstanding Shares of the Trust;

(i) “Shares” means the equal proportionate transferable units of beneficial interest into which the beneficial interest of each Series of the Trust or class thereof shall be divided and may include fractions of Shares as well as whole Shares;

(j) The “Trust” means E.I.I. Realty Securities Trust, a Delaware statutory trust, and reference to the Trust when applicable to one or more Series of the Trust, shall refer to any such Series;

(k) The “Trustees” means the person or persons who has or have signed this Trust Instrument so long as he or they shall continue in office in accordance with the terms hereof and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article III hereof, and reference herein to a Trustee or to the Trustees shall refer to the individual Trustees in their respective capacity as Trustees hereunder;

(l) “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of one or more of the Trust or any Series, or the Trustees on behalf of the Trust or any Series.

ARTICLE II

BENEFICIAL INTEREST

Section 2.01 Shares of Beneficial Interest. The beneficial interest in the Trust shall be divided into such Shares of one or more separate and distinct Series or classes of a Series as set forth in Section 2.06 or as the Trustees shall otherwise from time to time create and establish as provided in Section 2.06. The number of Shares of each Series and class thereof authorized hereunder is unlimited. Except as otherwise determined by the Trustees, each Share shall have a par value of $.001. All Shares issued hereunder, including without limitation Shares issued in connection with a dividend paid in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

Section 2.02 Issuance of Shares. The Trustees in their discretion may, from time to time, without a vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. Any fractional Shares shall carry proportionately all the rights and obligations of a whole Share, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000th of a Share or integral multiples thereof. The Trustees or any person the Trustees may authorize for the purpose may, in their discretion, reject any application for the issuance of shares.

Section 2.03 Register of Shares and Share Certificates. A register shall be kept at the principal office of the Trust or an office of the Trust’s transfer agent which shall contain the names and addresses of the Shareholders of each Series, the number of Shares of that Series (or any class or classes thereof) held by them respectively and a record of all transfers thereof. No share certificates shall be issued by the Trust except as the Trustees may otherwise authorize, and the persons indicated as shareholders in such register shall be entitled to receive dividends or other distributions or otherwise to exercise or enjoy the rights of Shareholders. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares of each Series and class and similar matters. The register of the Trust shall be conclusive as to the identity of the Shareholders of each Series and class and as to the number of Shares of each Series and class held from time to time by each Shareholder. No Shareholder shall be entitled to receive payment of any dividend or other distribution, nor to have notice given to him as herein or in the Bylaws provided, until he has given his address to the transfer agent or such officer or other agent of the Trustees as shall keep the said register for entry thereon.

Section 2.04 Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer and such evidence of the genuineness of such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Section 2.05 Treasury Shares. Shares held in the treasury shall, until reissued pursuant to Section 2.02 hereof, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

Section 2.06 Establishment of Series and Classes. The Trust shall consist as of the date hereof of the Series specified by name on Schedule A attached hereto, and such Series shall consist as of the date hereof of such classes of Shares as are designated on Schedule A. Such Series (or classes thereof, as applicable) shall have the investment objectives, purposes and policies, and such relative rights, powers, duties and other attributes, as are specified in the registration statement of the Trust and related prospectus and statement of additional information approved by the Trustees in connection with the registration and offer of Shares of such Series (or class thereof). To the extent required by Section 3804(a) of the Delaware Act in order to give effect to the limitation on inter-Series liabilities set forth in Section 2.08, (a) separate and distinct records shall be maintained by the Trust for each Series and (b) the assets associated with the Series shall be held in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust or any other Series. The Trustees shall have full power and authority, in their sole discretion and without obtaining any prior authorization or vote of the Shareholders of any Series, to establish and designate and to change in any manner any Series or any classes of initial or additional Series and to fix such preferences, voting powers, rights and privileges of such Series or classes thereof as the Trustees may from time to time determine, to divide or combine the Shares or any Series or classes thereof into a greater or lesser number, to classify or reclassify any issued Shares or any Series or any class thereof into one or more Series or classes of Shares, and to take such other action with respect to the Shares as the Trustees may deem desirable. The establishment and designation of any Series or classes thereof (other than those previously established as referenced in the first sentence of this Section 2.06) shall be effective upon the adoption of a resolution by the Trustees that sets forth the designation of, or otherwise identifies, such Series or class, whether directly in such resolution or by reference to, or approval of, another document that sets forth the designation of, or otherwise identifies, such Series or class, including any registration statement, any amendment and/or restatement of this Trust Instrument and/or Schedule A attached hereto or as otherwise provided in such resolution. Upon the establishment of any Series or class or the termination of any existing Series or class, Schedule A shall be amended to reflect the addition or termination of such Series or class and any officer of the Trust is hereby authorized to make such amendment; provided that the amendment of Schedule A shall not be a condition precedent to the establishment or termination of any Series or Class in accordance with this Trust Instrument. A Series may issue any number of Shares, but need not issue Shares. At any time that there are no Shares outstanding of any particular Series or class previously established and designated, the Trustees may by a majority vote abolish that Series or class and rescind the establishment and designation thereof.

All references to Shares in this Trust Instrument shall be deemed to be Shares of any or all Series, or classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust, and each class thereof, except as the context otherwise requires.

Subject to the distinctions permitted among classes of the same Series as established by the Trustees consistent with the requirements of the Investment Company Act, each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series, and each holder of Shares of a Series shall be entitled to receive his proportionate share of all distributions made with respect to such Series, based upon the number of full and fractional Shares of the Series held. Upon redemption of his Shares, such Shareholder shall be paid solely out of the funds and property of such Series of the Trust.

Section 2.07 Investment in the Trust. The Trustees shall accept investments in any Series from such persons and on such terms as they may from time to time authorize. At the Trustees’ discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the affected Series is authorized to invest, valued as provided in Article IX Section 9.03 hereof. Investments in a Series shall be credited to each Shareholder’s account in the form of full and fractional Shares at the net asset value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) fix minimum amounts for initial and subsequent investments or (b) impose a sales charge upon investments in such manner and at such time determined by the Trustees.

Section 2.08 Assets and Liabilities of Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held in separate and distinct records (directly or indirectly , including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust and of every other Series and may be referred to herein as “assets belonging to” that Series. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, and shall be subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to that Series. The assets belonging to a particular Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series. The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees between or among any one or more of the Series in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes. Without limitation of the foregoing provisions of this Section 2.08, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or any other Series and, except as otherwise provided in this Trust Instrument with respect to the allocation of general liabilities, expenses, costs, charges or reserves herein provided, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the assets of such Series. Notice of this limitation on inter-Series liabilities shall be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

Section 2.09 No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or other Series.

Section 2.10 No Personal Liability of Shareholder. No Shareholder shall be personally liable for the debts, liabilities, obligation and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or by or on behalf of any Series. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise.

Section 2.11 Assent to Trust Instrument. Every Shareholder, by virtue of having purchased a Share shall become a Shareholder and shall be held to have expressly assented and agreed to be bound by the terms hereof.

Section 2.12 Combination of Series. The Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable federal law, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series and in connection therewith to cause the Shareholders of each such Series to become shareholders of such single Series.

Section 2.13 Division of Series. The Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable federal law, to divide the assets and liabilities held with respect to any Series into assets and liabilities held with respect to an additional one or more Series and in connection therewith to cause some or all of the Shareholders of such Series to be admitted as Shareholders of such additional one or more Series.

ARTICLE III

THE TRUSTEES

Section 3.01 Management of the Trust. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Trust Instrument. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

The enumeration of any specific power in this Trust Instrument shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court.

Except for the Trustees named herein or appointed to fill vacancies pursuant to Section 3.04 of this Article III, the Trustees shall be elected at a meeting of Shareholders by the Shareholders owning of record a plurality of the Outstanding Shares voting in the aggregate, or if otherwise determined by the Trustees, by the Shareholders owning of record a plurality of the Outstanding Shares voting by Series or class. Any Shareholder meeting held for such purpose shall be held on a date fixed by the Trustees. In the event that less than a majority of the Trustees holding office have been elected by Shareholders, the Trustees then in office will call a Shareholders’ meeting for the election of Trustees in accordance with the provisions of the Investment Company Act.

Section 3.02 Initial Trustees. The Trustees as of the date hereof shall be the persons named herein. Additional or substitute Trustees shall be appointed or elected as provided in Sections 3.01 and 3.04 of this Article III.

Section 3.03 Term of Office. The Trustees shall hold office during the lifetime of this Trust, and until its termination as herein provided; except (a) that any Trustee may resign by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired or who has died, become physically or mentally incapacitated by reason of illness or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) that a Trustee may be removed at any meeting of the Shareholders of the Trust by a vote of Shareholders owning at least two-thirds of the Outstanding Shares of the Trust.

Section 3.04 Vacancies and Appointments. In case of a Trustee’s declination to serve, death, resignation, retirement, removal, physical or mental incapacity by reason of illness, disease or otherwise, or if a Trustee is otherwise unable to serve, or if there is an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy shall be conclusive. In the case of a vacancy, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion see fit, to the extent consistent with the limitations provided under the Investment Company Act. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect.

An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any person appointed as a Trustee pursuant to this Section 3.04 shall have accepted their appointment, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and such person shall be deemed a Trustee.

In the event of the declination to serve, death, resignation, retirement, removal, physical or mental incapacity by reason of illness, disease or otherwise, of all Trustees or if all Trustees are otherwise unable to serve, within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Trust’s investment adviser(s) or manager(s) are empowered to appoint new Trustees subject to the provisions of Section 16(a) of the Investment Company Act.

Section 3.05 Temporary Absence. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any time to any other Trustee or Trustees, provided that in no case shall fewer than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

Section 3.06 Number of Trustees. The number of Trustees shall be at least three (3), and thereafter shall be such number as shall be fixed from time to time by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be more than twelve (12).

Section 3.07 Effect of Ending of a Trustee’s Service. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

Section 3.08 Ownership of Assets of the Trust. The assets of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in all of the assets of the Trust and the right to conduct any business shall at all times be considered as vested in the Trust, except that the Trustees may cause legal title to any Trust Property to be held by, or in the name of, one or more of the Trustees or in the name of any person as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or Series based upon the number of Shares owned. The Shares shall be personal property giving only the rights specifically set forth in this Trust Instrument. No creditor of any Trustee shall have any right to obtain possession, or otherwise exercise legal or equitable remedies with respect to, any Trust Property with respect to any claim against, or obligation of, such Trustee in its individual capacity and not related to the Trust or any Series (or class) of the Trust.

ARTICLE IV

POWERS OF THE TRUSTEES

Section 4.01 Powers. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments which they, in their sole discretion, shall deem proper to accomplish the purpose of this Trust without recourse to any court or other authority. Subject to any applicable limitation in this Trust Instrument or the Bylaws of the Trust, the Trustees shall have the power and authority:

(a) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, mortgage, hypothecate, lease, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in, or dispose of, any form of property, including foreign currencies and related instruments and contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including all types of bonds, debentures, stocks, warrants, time notes, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, dollar rolls, convertible securities, forward contracts, options, futures contracts, swaps, other financial contracts or derivative instruments and securities issued by an investment company registered under the Investment Company Act or any series thereof, bankers’ acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all persons, including states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the United States government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” contracts for any such securities; to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including the right to consent and otherwise act with respect thereto, with power to designate one or more persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

(b) To purchase, sell and hold currencies and enter into contracts for the future purchase or sale of currencies, including forward foreign currency exchange contracts;

(c) To invest part or all of the Trust Property (or part or all of the assets of any Series), or to dispose of part or all of the Trust Property (or part or all of the assets of any Series) and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the Investment Company Act (including investment by means of transfer of part or all of the Trust Property in exchange for an interest or interests in such one or more investment companies) all without any requirement of approval by Shareholders unless required by the Investment Company Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or of any other state) which is classified as a partnership for federal income tax purposes;

(d) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

(e) To borrow money and in this connection issue notes or other evidence of indebtedness; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other person and to lend Trust Property; and to secure borrowings, guarantees and other obligations by mortgaging, pledging or otherwise subjecting as security the Trust Property;

(f) To provide for the issuance and distribution of Shares of the Trust either through a principal underwriter in the manner hereinafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;

(g) To adopt Bylaws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders; such Bylaws shall be deemed incorporated and included in this Trust Instrument;

(h) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

(i) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Trust subject to any conditions set forth in this Trust Instrument or in the Bylaws;

(j) To retain one or more transfer agents and shareholder servicing agents, or both;

(k) To set record dates in the manner provided herein or in the Bylaws;

(l) To delegate such authority as they consider desirable (with power of subdelegation) to any officers or employees of the Trust, to any committee of the Trustees and to any investment adviser, manager, custodian, underwriter or other agent or independent contractor, provided, that such delegation by the Trustees shall not cause any Trustee to cease to be Trustee or cause such officer, employee, investment adviser, manager, custodian, underwriter or other agent or independent contractor to whom any authority has been delegated to be a Trustee;

(m) To sell, exchange or otherwise dispose of, lend, pledge, mortgage, hypothecate, lease or write options (including options on futures contracts) with respect to or otherwise deal in any or all of the assets of the Trust;

(n) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property, and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(o) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(p) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or either in the name of the Trust or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Delaware statutory trusts or investment companies;

(q) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article II hereof and to establish classes of such Series having relative rights, powers and duties as they may provide consistent with applicable law;

(r) Subject to the provisions of Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series or to apportion the same between or among two or more Series, provided that any liabilities or expenses incurred by a particular Series shall be payable solely out of the assets belonging to that Series as provided for in Article II hereof;

(s) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

(t) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

(u) To make distributions of income and of capital gains to Shareholders in the manner provided herein;

(v) To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Series or class, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

(w) To establish one or more committees, to delegate any of the powers of the Trustees to said committees and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers or other agents of the Trust therein) and any other characteristics of said committees as the Trustees may deem proper. Notwithstanding the provisions of this Article IV, and in addition to such provisions or any other provision of this Trust Instrument or of the Bylaws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body;

(x) To interpret the investment policies, practices or limitations of any Series;

(y) To join with other security holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

(z) To purchase and pay for entirely out of Trust Property, or the assets belonging to any appropriate Series, such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor;

(aa) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(bb) To establish a registered office and have a registered agent in the state of Delaware; and

(cc) In general to enter into contracts of any kind and description and carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

The foregoing clauses shall be construed as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity. The Trustees have the power to construe and interpret this Trust Instrument and to act upon any such construction or interpretation. Any construction or interpretation of this Trust Instrument by the Trustees and any action taken pursuant thereto and any determination as to what is in the interests of the Trust and the Shareholders made by the Trustees in good faith shall, in each case, be conclusive and binding on all persons for all purposes.

The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see the application of any payments made or property transferred to the Trustees or upon their order.

Section 4.02 Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares and, subject to the provisions set forth in Article II and Article IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or the particular Series of the Trust, with respect to which such Shares are issued.

Section 4.03 Trustees and Officers as Shareholders. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person or any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the Bylaws.

Section 4.04 Principal Transactions. Except to the extent prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or with any Interested Person of such person; and the Trust may employ any such person, or firm or company in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

ARTICLE V

EXPENSES OF THE TRUST

Subject to the provisions of Article II, Section 2.08 hereof, the Trustees are authorized to pay or cause to be paid from the assets belonging to the appropriate Series, expenses and disbursements, including, without limitation, interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of Shares; certain insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust’s investment advisers, managers, administrators, distributors, custodian, transfer agent and fund accountant; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and maintaining its existence; costs of preparing and printing the Trust’s prospectuses, statements of additional information and shareholder reports and delivering them to existing Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trust’s trustees; compensation of the Trust’s officers and employees and costs of other personnel performing services for the Trust; costs of Trustee meetings; Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses and for such non-recurring items as may arise, including litigation to which the Trust (or a Trustee acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust, and for the payment of such expenses, disbursements, losses and liabilities the Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

ARTICLE VI

INVESTMENT ADVISER, PRINCIPAL UNDERWRITER,

ADMINISTRATOR AND TRANSFER AGENT

Section 6.01 Investment Adviser. (a) The Trustees may in their discretion, from time to time, enter into an investment advisory contract or contracts with respect to the Trust or any Series whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such investment advisory, statistical and research facilities and services and such other facilities and services, if any, all upon such terms and conditions (including any Shareholder vote) that may be required under the Investment Company Act, as may be prescribed in the Bylaws, or as the Trustees may in their discretion determine (such terms and conditions not to be inconsistent with the provisions of this Trust Instrument or of the Bylaws). Notwithstanding any other provision of this Trust Instrument, the Trustees may authorize any investment adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities, other investment instruments of the Trust, or other Trust Property on behalf of the Trustees, or may authorize any officer, agent, or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by all of the Trustees.

(b) The Trustees may authorize the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and subadviser (such terms and conditions not to be inconsistent with the provisions of this Trust Instrument or of the Bylaws). Any reference in this Trust Instrument to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires; provided that no Shareholder approval shall be required with respect to any sub-adviser unless required under the Investment Company Act or other law, contract or order applicable to the Trust.

Section 6.02 Principal Underwriter. The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of Shares, whereby the Trust may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as may be prescribed in the Bylaws and as the Trustees may in their discretion determine (such terms and conditions not to be inconsistent with the provisions of this Trust Instrument or of the Bylaws); and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.

Section 6.03 Administration. The Trustees may in their discretion from time to time enter into one or more management or administrative contracts whereby the other party or parties shall undertake to furnish the Trustees with management or administrative services. The contract or contracts shall be on such terms and conditions as may be prescribed in the Bylaws and as the Trustees may in their discretion determine (such terms and conditions not to be inconsistent with the provisions of this Trust Instrument or of the Bylaws).

Section 6.04 Transfer Agent. The Trustees may in their discretion from time to time enter into one or more transfer agency and shareholder service contracts whereby the other party or parties shall undertake to furnish the Trustees with transfer agency and shareholder services. The contract or contracts shall be on such terms and conditions as may be prescribed in the Bylaws and as the Trustees may in their discretion determine (such terms and conditions not to be inconsistent with the provisions of this Trust Instrument or of the Bylaws).

Section 6.05 Parties to Contract. Any contract of the character described in Sections 6.01, 6.02, 6.03 and 6.04 of this Article VI or any contract of the character described in Article VIII hereof may be entered into with any corporation, firm, limited liability company, partnership, fund, association or other business entity, although one or more of the Trustees, Shareholders or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any relationship, nor shall any person holding such relationship be disqualified from voting on or executing the same in his capacity as Shareholder and/or Trustee, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VI or Article VIII hereof or of the Bylaws. The same person (including a corporation, firm, limited liability company, partnership, fund, association or other business entity) may be the other party to contracts entered into pursuant to Sections 6.01, 6.02, 6.03 and 6.04 of this Article VI or pursuant to Article VIII hereof and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 6.05.

Section 6.06 Provisions and Amendments. Any contract entered into pursuant to Section 6.01 or 6.02 of this Article VI shall be consistent with and subject to the requirements of Section 15 of the Investment Company Act, if applicable, or other applicable Act of Congress hereafter enacted with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof, and no amendment to any contract entered into pursuant to Section 6.01 of this Article VI shall be effective unless assented to in a manner consistent with the requirements of said Section 15, as modified by any applicable rule, regulation or order of the Commission.

ARTICLE VII

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 7.01 Voting Powers. (a) The Shareholders shall have power to vote only (a) for the election of Trustees to the extent provided in Article III, Section 3.01 hereof, (b) for the removal of Trustees to the extent provided in Article III, Section 3.03(d) hereof, (c) with respect to any investment advisory contract to the extent provided in Article VI, Section 6.01 hereof, (d) with respect to an amendment of this Trust Instrument, to the extent provided in Article XI, Section 11.08, and (e) with respect to such additional matters relating to the Trust as may be required by federal law or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable.

(b) Notwithstanding paragraph (a) of this Section 7.01 or any other provision of this Trust Instrument (including the Bylaws) which would by its terms provide for or require a vote of Shareholders, the Trustees may take action without a Shareholder vote if (i) the Trustees shall have obtained an opinion of counsel that a vote or approval of such action by Shareholders is not required under (A) the Investment Company Act or any other applicable laws, or (B) any registrations, undertakings or agreements of the Trust known to such counsel, and the Trustees determine in good faith that the taking of such action without a Shareholder vote would be consistent with the best interests of the Shareholders.

(c) On any matter submitted to a vote of the Shareholders, all Shares shall be voted separately by individual Series, and whenever the Trustees determine that the matter affects only certain Series, may be submitted for a vote by only such Series, except (i) when required by the Investment Company Act, Shares shall be voted in the aggregate and not by individual Series; and (ii) when the Trustees have determined that the matter affects the interests of more than one Series and that voting by Shareholders of all Series would be consistent with the Investment

Company Act, then the Shareholders of all such Series shall be entitled to vote thereon (either by individual Series or by Shares voted in the aggregate, as the Trustees in their discretion may determine). The Trustees may also determine that a matter affects only the interests of one or more classes of a Series, in which case (or if required under the Investment Company Act) such matter shall be voted on by such class or classes. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the Bylaws. Notwithstanding anything else herein or in the Bylaws, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only in person or by written proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Trust Instrument or any of the Bylaws of the Trust to be taken by Shareholders.

Section 7.02 Quorum and Required Vote. One-third of the Outstanding Shares entitled to vote in person or by proxy as of the record date for a Shareholders’ meeting shall be a quorum for the transaction of business at such Shareholders’ meeting, provided that when the holders of any or more Series shall vote as a Series or Series (or when the holders of any one or more classes shall vote as a class or classes), then one-third of the aggregate number of Outstanding Shares of that Series or those Series (or that class or those classes) entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series or those Series (or that class or those classes). Except when a larger vote is required by federal law or by any provision of this Trust Instrument or the Bylaws, a majority of the Outstanding Shares voted in person or by proxy at a meeting at which a quorum is present shall decide any questions and a plurality shall elect a Trustee, provided that when the holders of any one or more Series shall vote as a Series or Series (or when the holders of any one or more classes shall vote as a class or classes), then a majority of the Outstanding Shares voted in person or by proxy at a meeting of that Series or those Series (or that class or those classes), at which a quorum is present shall decide that matter insofar as that Series or those Series (or that class or those classes) is concerned and a plurality of that Series or those Series (or that class or those classes) shall elect a Trustee. Shares that abstain with respect to one or more of any proposals presented for Shareholder approval and Shares held in “street name” as to which the broker or nominee with respect thereto indicates on the proxy that it does not have discretionary authority to vote with respect to a particular proposal will be counted as present and outstanding and entitled to vote for purposes of determining whether a quorum is present at a meeting, but will not be counted as Shares voted (votes cast) with respect to such proposal or proposals.

ARTICLE VIII

CUSTODIAN

Section 8.01 Appointment and Duties. The Trustees shall employ a bank, a company that is a member of a national securities exchange, or a trust company, that in each case shall have capital, surplus and undivided profits of at least twenty million dollars ($20,000,000) and that is a member of the Depository Trust Company (or such other person as may be permitted to act as custodian of the Trust’s assets under the Investment Company Act) as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Trust: (a) to hold the securities owned by the Trust and deliver the same upon written order or oral order confirmed in writing; (b) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and (c) to disburse such funds upon orders or vouchers.

The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank, a company that is a member of a national securities exchange, or a trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least twenty million dollars ($20,000,000) and that is a member of the Depository Trust Company or such other person as may be permitted by the Commission or is otherwise able to act as custodian of the Trust’s assets in accordance with the Investment Company Act.

Section 8.02 Central Certificate System. Subject to the Investment Company Act and such other rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other person as may be permitted by the Commission, or otherwise in accordance with the Investment Company Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodians, sub-custodians or other agents.

ARTICLE IX

DISTRIBUTIONS AND REDEMPTIONS

Section 9.01 Distributions.

(a) The Trustees may from time to time declare and pay dividends or other distributions with respect to any Series and/or class of a Series. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property, or any combination thereof, shall be wholly in the discretion of the Trustees.

(b) Dividends and other distributions may be paid or made to the Shareholders of record at the time of declaring a dividend or other distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine, which dividends or distributions, at the election of the Trustees, may be paid pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate. The Trustees shall have the sole discretion, to the extent not inconsistent with the Investment Company Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes.

(c) Anything in this Trust Instrument to the contrary notwithstanding, the Trustees may at any time declare and distribute a Share dividend to the Shareholders of a particular Series, or class thereof, as of the record date of that Series fixed as provided in Subsection 9.01(b) hereof.

Section 9.02 Redemptions. In case any holder of record of Shares of a particular Series desires to dispose of his Shares or any portion thereof he may deposit at the office of the transfer agent or other authorized agent of that Series a written request or such other form of request as the Trustees may from time to time authorize, requesting that the Series purchase the Shares in accordance with this Section 9.02; and, subject to Section 9.04 hereof, the Shareholder so requesting shall be entitled to require the Series to purchase, and the Series or the principal underwriter of the Series shall purchase his said Shares, but only at the Net Asset Value thereof (as described in Section 9.03 of this Article IX), less any fees imposed on such redemption. The Series shall make payment for any such Shares to be redeemed, as aforesaid, in cash or in property, or any combination thereof, from the assets of that Series and, subject to Section 9.04 hereof, payment for such Shares shall be made by the Series or the principal underwriter of the Series to the Shareholder of record within seven (7) days after the date upon which the request is effective. Upon redemption and unless otherwise determined by the Trustees Shares shall become Treasury shares and may be re-issued from time to time. In no case shall the Trust be liable for any delay of any corporation or other person in transferring securities selected for delivery as all or part of any payment in property from the assets of a Series.

Section 9.03 Determination of Net Asset Value and Valuation of Portfolio Assets. The term “Net Asset Value” of any Series shall mean that amount by which the assets of that Series exceed its liabilities, all as determined by or under the direction of the Trustees. The Trustees may delegate any of their powers and duties under this Section 9.03 with respect to valuation of assets and liabilities. Such value shall be determined separately for each Series and shall be determined on such days and at such times as the Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees; provided, however, that the Trustees, without Shareholder approval, may alter the method of valuing portfolio securities insofar as permitted under the Investment Company Act. The resulting amount, which shall represent the total Net Asset Value of the particular Series, shall be divided by the total number of Shares of that Series outstanding at the time and the quotient so obtained shall be the Net Asset Value per Share of that Series. At any time the Trustees may cause the Net Asset Value per Share last determined to be determined again in similar manner and may fix the time when such redetermined value shall become effective.

The Trustees shall not be required to adopt, but may at any time adopt, discontinue or amend a practice of seeking to maintain the Net Asset Value per Share of the Series at a constant amount. If, for any reason, the net income of any Series, determined at any time, is a negative amount, the Trustees shall have the power with respect to that Series (a) to offset each Shareholder’s pro rata share of such negative amount from the accrued dividend account of such Shareholder, (b) to reduce the number of Outstanding Shares of such Series by reducing the number of Shares in the account of each Shareholder by a pro rata portion of that number of full and fractional Shares which represents the amount of such excess negative net income, (c) to cause to be recorded on the books of such Series an asset account in the amount of such negative net income (provided that the same shall thereupon become the property of such Series with respect to such Series and shall not be paid to any Shareholder), which account may be reduced by the amount of dividends declared thereafter upon the Outstanding Shares of such Series on the day such negative net income is experienced, until such asset account is reduced to zero; (d) to combine the methods described in clauses (a) and (b) and (c) of this sentence; or (e) to take any other action they deem appropriate, in order to cause (or in order to assist in causing) the Net Asset Value per Share of such Series to remain at a constant amount per Outstanding Share immediately after each such determination and declaration. The Trustees shall also have the power not to declare a dividend out of net income for the purpose of causing the Net Asset Value per Share to be increased.

In the event that any Series is divided into classes, the provisions of this Section 9.03, to the extent applicable as determined in the discretion of the Trustees and consistent with the Investment Company Act and other applicable law, may be equally applied to each such class.

Section 9.04 Suspension of the Right of Redemption. The Trustees may declare a suspension of the right of redemption or postpone the date of payment if permitted under the Investment Company Act. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the termination of the suspension.

Section 9.05 Redemption of Shares in Order to Qualify as Regulated Investment Company. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares of any Series has or may become concentrated in any person to an extent which would disqualify any Series as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power (but not the obligation) by lot or other means deemed equitable by them (a) to call for redemption by any such person of a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification and (b) to refuse to transfer or issue Shares to any person whose acquisition of Shares in question would result in such disqualification. The redemption shall be effected at the redemption price and in the manner provided in this Article IX.

The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the requirements of any taxing authority or this Section 9.05.

Section 9.06 Mandatory Redemption. Subject to the requirements of the Investment Company Act, the Trustees may cause the Trust to redeem, at the price and in the manner provided in this Article IX, Shares of any Series or class of a Series held by any Shareholder for any reason as determined by the Trustees, in their sole discretion, including, without limitation, (i) if such Shareholder is no longer qualified to hold such Shares in accordance with such qualifications as may be established by the Trustees, (ii) if the net asset value of such Shares is below $500 or such other amount as determined by the Trustees, (iii) the failure of such Shareholder to supply a tax identification number if required to do so, (iv) if the Share activity of the account is deemed by the Trustees to affect adversely the management of that particular Series (or any class), (v) the failure of such Shareholder to pay when due for the purchase of Shares issued to him or (vi) if otherwise deemed by the Trustees to be in the best interest of the Trust or that particular Series (or class) as a whole.

ARTICLE X

LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 10.01 Limitation of Liability. Neither a Trustee nor an officer of the Trust, when acting in such capacity, shall be personally liable to any person other than the Trust or the Shareholders for any act, omission or obligation of the Trust, any Trustee or any officer of the Trust. Neither a Trustee nor an officer of the Trust shall be liable for any act or omission or any conduct whatsoever in his capacity as Trustee or as an officer of the Trust, provided that nothing contained herein or in the Delaware Act shall protect any Trustee or any officer of the Trust against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or officer of the Trust hereunder.

Section 10.02 Indemnification.

(a) Subject to the exceptions and limitations contained in Subsection 10.02(b):

(i) every person who is, or has been, a Trustee, officer or employee of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (hereinafter referred to as a “Covered Person”) shall be indemnified by the Trust and each Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof;

(ii) the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal, investigative or other, including appeals), actual or threatened while in office or thereafter, and the words “liability” and “expenses” shall include, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b) To the extent required under the Investment Company Act, but only to such extent, no indemnification shall be provided hereunder to a Covered Person:

(i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

(ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

(d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in Subsection (a) of this Section 10.02 may be paid by the Trust and each Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section 10.02; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under this Section 10.02. The advancement of any expenses pursuant to this Subsection 10.02(d) shall under no circumstances be considered a “loan” under the Sarbanes-Oxley Act of 2002, as amended from time to time, or for any other reason.

(e) Any repeal or modification of this Article X or adoption or modification of any other provision of this Trust Instrument inconsistent with this Article shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification or right to advancement of expenses available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

(f) Notwithstanding any other provision in this Trust Instrument to the contrary, any liability and/or expense against which any Covered Person is indemnified under this Section 10.02 and any advancement of expenses that any Covered Person is entitled to be paid under Subsection 10.02(d) shall be deemed to be joint and several obligations of the Trust and each Series, and the assets of the Trust and each Series shall be subject to the claims of any Covered Person therefor under this Article X; provided that any such liability, expense or obligation may be allocated and charged by the Trustees between or among the Trust and/or any one or more Series (and classes thereof) in such manner as the Trustees in their sole discretion deem fair and equitable.

Section 10.03 Shareholders. In case any Shareholder or former Shareholder of any Series shall be held to be personally liable solely by reason of his being or having been a Shareholder of such Series and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by the Shareholder or former Shareholder, assume the defense of any claim made against the Shareholder or former Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Trust Not A Partnership. It is hereby expressly declared that a statutory trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees by any of them in connection with the Trust shall conclusively be deemed to have been executed or done only in or with respect to his or their capacity as Trustee or Trustees, and such Trustee or Trustees shall not be personally liable thereon. At the Trustees’ discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers may give notice that the certificate of trust of the Trust is on file in the Office of the Secretary of State of the State of Delaware and that a limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust by a Trustee or Trustees in such capacity and not individually or by an officer or officers in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or a Series thereof, and may contain such further recitals as such Person or Persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or Shareholders personally. Nothing in this Trust Instrument shall protect a Trustee against any liability to the Trust or a Shareholder to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

Section 11.02 Trustee’s Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees or the officers of the Trust of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article X hereof and to Section 11.01 of this Article XI, the Trustees and the officers of the Trust shall not be liable for errors of judgment or mistakes of fact or law. The Trustees and the officers of the Trust may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument, and subject to the provisions of Article X hereof and Section 11.01 of this Article XI, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. Except to the extent otherwise provided in the Bylaws, the Trustees and the officers of the Trust shall not be required to give any bond as such, nor any surety if a bond is obtained.

Section 11.03 Establishment of Record Dates. The Trustees may close the Share transfer books of the Trust for a period not exceeding sixty (60) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of Shareholders, or the date for payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid.

Section 11.04 Termination of Trust.

(a) The Trust shall continue without limitation of time but subject to the provisions of Subsection 11.04(b).

(b) The Trust may be dissolved at any time by the Trustees by written notice to the Shareholders. Any Series may be dissolved at any time by the Trustees by written notice to the Shareholders of such Series. Any class of any Series may be terminated at any time by the Trustees by written notice to the Shareholders of such class. Any action to dissolve the Trust shall be deemed to also be an action to dissolve each Series, and to terminate each class, thereof.

(c) In accordance with Section 3808 of the Delaware Act, upon the requisite action by the Trustees to dissolve the Trust or any one or more Series, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust or of the affected Series to distributable form in cash or Shares (if any Series remain) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Series involved, ratably according to the number of Shares of such Series held by the several Shareholders of such Series on the date of distribution. Thereupon, any affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to such Series shall be canceled and discharged. Upon the requisite action by the Trustees to terminate any class of any Series, the Trustees may, to the extent they deem it appropriate, follow the procedures set forth in this Subsection 11.04(c) with respect to such class that are specified in connection with the dissolution and winding up of the Trust or any Series. Alternatively, in connection with the termination of any class of any Series, the Trustees may treat such termination as a redemption of the Shareholders of such class effected pursuant to Article IX, Section 9.06 of this Trust Instrument, provided that the costs relating to the termination of such class shall be included in the determination of the net asset value of the Shares of such class for purposes of determining the redemption price to be paid to the Shareholders of such class (to the extent not otherwise included in such determination).

(c) Following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust’s certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee. Upon the filing of such certificate of cancellation, the Trust shall terminate, the Trustees shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust shall be canceled and discharged

Section 11.05 Reorganization.

(a) Notwithstanding anything else herein, the Trustees may (i) cause the Trust to convert, merge, reorganize or consolidate with or into one or more trusts, limited liability companies, partnerships (general or limited), associations, corporations or other business entities (or a series thereof to the extent permitted by law) (including trusts, limited liability companies, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger, reorganization or consolidation) so long as the surviving or resulting entity is an open-end management investment company under the Investment Company Act, or is a series thereof, that may (but need not) succeed to or assume the Trust’s registration under the Investment Company Act and which is formed, organized or existing under the laws of the United States or a state, commonwealth, possession or colony of the United States, (ii) cause the Trust to incorporate under the laws of Delaware, (iii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iv) sell or convey all or substantially all of the assets of the Trust or any Series or class to another Series or class of the Trust or to another trust, limited liability company, partnership, association, corporation or other business entity (or a series thereof to the extent permitted by law) (including a trust, limited liability company, partnership, association, corporation or other business entity created by the Trustees to accomplish such sale or conveyance), formed, organized or existing under the laws of the United States or a state, commonwealth, possession or colony of the United States so long as such trust, limited liability company, partnership, association, corporation or business entity is an open-end management investment company as defined in the Investment Company Act, or is a series thereof, for adequate consideration as determined by the Trustees which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series or class, and which may include Shares of such other Series or class of the Trust or shares of beneficial interest, stock or other ownership interests of such trust, limited liability company, partnership, association, corporation or other business entity or of a series thereof;

(b) Any certificate of merger, certificate of conversion or other applicable certificate may be signed by any one Trustee and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(c) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Trust Instrument, an agreement of merger or consolidation approved by the Trustees in accordance with paragraph (a) of this Section 11.05 may effect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting entity in the merger or consolidation.

(d) Notwithstanding anything else herein, the Trustees may, in their sole discretion and without Shareholder approval unless such approval is required by the Investment Company Act, invest all or a portion of the Trust Property of any Series, or dispose of all or a portion of the Trust Property of any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the Investment Company Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or any other state or jurisdiction) (or series thereof) which is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the Investment Company Act, cause a Series that is organized in the master/feeder fund structure to withdraw or redeem its Trust Property from the master fund and cause such Series to invest its Trust Property directly in securities and other financial instruments or in another master fund.

Section 11.06 Filing of Copies, References, Headings. The original or a copy of this Trust Instrument and of each amendment hereof or Trust Instrument supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or supplements have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Trust Instrument or of any such amendment or supplemental Trust Instrument. In this Trust Instrument or in any such amendment or supplemental Trust Instrument, references to this Trust Instrument, and all expressions such as “herein,” “hereof” and “hereunder,” shall be deemed to refer to this Trust Instrument as amended or affected by any such supplemental Trust Instrument. All expressions such as “his,” “he” and “him,” shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Trust Instrument, rather than the headings, shall control. This Trust Instrument may be executed in any number of counterparts each of which shall be deemed an original. To the extent permitted by the Investment Company Act, (a) any document, consent, instrument or notice referenced in or contemplated by this Trust Instrument or the Bylaws that is to be executed by one or more Trustees may be executed by means of original, facsimile or electronic signature and (b) any document, consent, instrument or notice referenced in or contemplated by this Trust Instrument or the Bylaws that is to be delivered by one or more Trustees may be delivered by facsimile or electronic means (including e-mail), unless, in the case of either clause (a) or (b), otherwise expressly provided herein or in the Bylaws or determined by the Trustees. The terms “include,” “includes” and “including” and any comparable terms shall be deemed to mean “including, without limitation.”

Section 11.07 Applicable Law. The Trust is made in the State of Delaware, and the Trust and this Trust Instrument, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by a statutory trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 11.08 Amendments. Except as specifically provided herein, the Trustees may, without Shareholder vote, amend or otherwise supplement this Trust Instrument by making an amendment, a Trust Instrument supplemental hereto or an amended and restated trust instrument. Shareholders shall have the right to vote (a) on any amendment as may be required by federal law or by the Trust’s registration statement filed with the Commission and (b) on any amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to Shareholders which, as the Trustees determine, shall affect the Shareholders of one or more Series shall be authorized by vote of the Shareholders of each Series affected and no vote of Shareholders of a Series not affected shall be required. Notwithstanding any other provision of this Trust Instrument, any amendment to Article X hereof shall not limit the rights to indemnification or insurance provided therein with respect to action or omission of Covered Persons prior to such amendment. Any such amendment may be effected by (i) an instrument in writing signed by a majority of the Trustees then holding office or (ii) adoption by a majority of the Trustees then holding office of a resolution specifying the amendment. Any such amendment hereto shall be effective immediately upon such execution or adoption. The certificate of trust of the Trust may be amended and/or restated by any Trustee as necessary or desirable to reflect any change in the information set forth therein, and any such amendment or restatement shall be effective immediately upon filing with the Office of the Secretary of the State of Delaware or upon such future date as may be stated therein.

Section 11.09 Fiscal Year. The fiscal year of the Trust shall end on a specified date as set forth in the Bylaws, provided, however, that the Trustees may change the fiscal year of the Trust.

Section 11.10 Name Reservation. The Trustees on behalf of the Trust acknowledge that E.I.I. Realty Securities, Inc. has licensed to the Trust the non-exclusive right to use the words “E.I.I.” as part of the name of the Trust and has reserved the right to grant the non-exclusive use of the words “E.I.I.” or any derivative thereof to any other party. In addition, E.I.I. Realty Securities, Inc. reserves the right to grant the non-exclusive use of the words “E.I.I.” to, and to withdraw such right from, any other business or other enterprise. E.I.I. Realty Securities, Inc. reserves the right to withdraw from the Trust the right to use the words “E.I.I.” and will withdraw such right if the Trust ceases to employ, for any reason, E.I.I. Realty Securities, Inc., an affiliate, or any successor as adviser of the Trust.

Section 11.11 Provisions in Conflict With Law. The provisions of this Trust Instrument are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the Investment Company Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Trust Instrument shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any matter affect such provision in any other jurisdiction or any other provision of this Trust Instrument in any jurisdiction.

Section 11.12 Derivative Actions. In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(a) The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Subsection 11.12(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Act).

(b) Unless a demand is not required under Subsection 11.12(a), Shareholders eligible to bring such derivative action under the Delaware Act who collectively hold Shares representing ten percent (10%) or more of the total combined net asset value of all Shares issued and outstanding or of the Series or classes to which such action relates if it does not relate to all Series and classes, shall join in the request for the Trustees to commence such action; and

(c) Unless a demand is not required under Subsection 11.12(a), the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.

(d) For purposes of this Section 11.12, the Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are “independent trustees” (as that term is defined in the Delaware Act).

Section 11.13 Inspection of Records and Reports. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. No Shareholder shall have any right to inspect any account, book or document of the Trust that is not publicly available, except as conferred by the Trustees. The books and records of the Trust may be kept at such place or places as the Trustees may from time to time determine, except as otherwise required by law.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this Amended and Restated Trust Instrument as of date first written above.

/s/ Warren K. Greene
Warren K. Greene, as Trustee
and not individually

/s/ Joseph Gyourko
Joseph Gyourko, as Trustee and not individually

/s/ Christian A. Lange
Christian A. Lange, as Trustee and not individually

/s/ Juan M. Meyer
Juan M. Meyer, as Trustee and not individually

SCHEDULE A

E.I.I. REALTY SECURITIES TRUST

SERIES AND CLASSES

E.I.I. Realty Securities Fund

Institutional Class

Adviser Class

Investor Class

E.I.I. International Property Fund

Institutional Class

E.I.I. Global Property Fund

Institutional Class